PROXY                                                                    CLASS A

                        INTERVEST BANCSHARES CORPORATION
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                Special Meeting of Shareholders On March 10, 2000

         The undersigned, revoking any proxy heretofore given, hereby constitutes and appoints Lawrence G. Bergman, Jerome Dansker and Lowell S. Dansker, or any of them, proxies of the undersigned, each with full power of substitution, to vote all shares of Class A Common Stock of INTERVEST BANCSHARES CORPORATION (the "Company") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held Friday, March, 10, 2000 at 9:00 A.M. local time (the "Special Meeting"), and at any adjournment or postponement thereof, as hereinafter specified with respect to the following proposals, more fully described in the Notice of and Proxy Statement for the Special Meeting, receipt of which is hereby acknowledged. The Board of Directors recommends a vote FOR all of the proposals set forth below.

1. Proposal to Adopt the Agreement and Plan of Merger whereby Intervest Corporation of New York will be merged into a subsidiary of Intervest Bancshares Corporation.

        FOR                       AGAINST                    ABSTAIN
        |_|                         |_|                         |_|

2. Proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock from 7,500,000 to 9,500,000

        FOR                       AGAINST                    ABSTAIN
        |_|                         |_|                         |_|

3. Proposal to grant a stock option for 50,000 shares of Class B Common Stock to the Chairman of the Board of Directors

        FOR                       AGAINST                    ABSTAIN
        |_|                         |_|                         |_|


4. In their discretion, upon any other business which may properly come before the Special Meeting or any adjournment or postponement thereof.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH HEREIN UNLESS A CONTRARY CHOICE IS SPECIFIED. SAID PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS WHICH PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF.



Signature __________________________  Date ____________
Signature __________________________  Date_____________

Note: (Please sign exactly as name appears hereon. For joint accounts, each joint owner should sign. Executors, administrators, trustees, etc. should so indicate when signing).

COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.